i3 Verticals Enters Into Definitive Agreement to Sell Merchant of Record Payments Business

NASHVILLE, Tenn. (June 26, 2024) – i3 Verticals, Inc. (“i3 Verticals” or the “Company”) (NASDAQ: IIIV), and Payroc WorldAccess, LLC (“Payroc”), a leading omni-channel payments provider, today announced that the companies have entered into a definitive agreement whereby Payroc will acquire i3 Verticals’ merchant of record payments business, including its associated proprietary technology (the “divested business”), in an all-cash transaction for $440 million, subject to certain purchase price adjustments.
Greg Daily, Chairman and CEO of i3 Verticals stated, “i3 began as a payments business, and we built a top-of-the-line merchant of record payment platform bringing a wide variety of solutions to third-party partners and software providers. We do not part with this platform lightly and we believe that it has a bright future. We are proud and appreciative of our team managing this business and are confident we have found them the right home.
“This is a key strategic moment for our Company. After the divestiture, we will be a pure vertical market software business focused entirely on the Public Sector, Education and Healthcare markets. Importantly, we have retained our payment facilitation platform and our ability to attach payments to our vertical software solutions. Upon the completion of this disposition, our balance sheet will be stronger than ever, and we are excited to begin our next chapter.”
“Payroc is excited about this combination,” said James Oberman, Chief Executive Officer of Payroc. “The i3 merchant business is an ideal fit for Payroc, and their values and goals align with ours. Our ongoing commitment to combine a personal relationship with payments technology will enhance growth for i3’s partners and create opportunity for i3’s team members that join Payroc once the transaction closes.”
The transaction is subject to closing conditions as set forth in the definitive agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The closing is expected to occur sometime in i3 Verticals’ fiscal fourth quarter.
Strategic Rationale and Benefits of the Transaction
•Selling the divested business will simplify i3’s business. The remaining business consists of vertical market software solutions that fit the Company's customers’ specific enterprise needs.
◦The divested business includes two non-core assets from i3's Software and Services segment related to the Non-profit and Property Management vertical markets, representing approximately $4 million in annual adjusted EBITDA.
◦The Company's customers will be narrowed to three strategic verticals: Public Sector, Education and Healthcare.
◦i3's ongoing business will be approximately 75% software and related services revenue, and 25% payments and other.
•Proceeds from the transaction, after payment of transaction expenses, will go towards paying down debt.
◦After taxes, and in the absence of other acquisitions, the Company expects to be able to pay down all, or nearly all, of its 2023 Senior Secured Credit Facility.
◦i3's existing 2023 Senior Secured Credit Facility will remain in place, which includes $450 million of aggregate commitments in the form of a revolving credit facility.
◦After reducing the Company's debt balance its applicable borrowing rates under the facility will fall by 1% and remain there until such time that Consolidated Total Net Leverage Ratio reaches 2x.
◦The borrowing capacity generated will provide significant capital for M&A.
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i3 Verticals Enters Into Definitive Agreement

June 26, 2024
For additional information regarding the terms of the definitive agreement and the transactions contemplated thereby, see the Company’s Current Report on Form 8-K to be filed in connection with the execution of the definitive agreement.
Advisors
Raymond James & Associates, Inc. are serving as financial advisors to i3 Verticals and Bass, Berry and Sims, LLP is serving as the Company’s legal advisor.
Troutman Pepper Hamilton Sanders LLP is serving as Payroc’s legal advisor.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector, Education and Healthcare verticals.
About Payroc
Payroc WorldAccess, LLC is a high-growth merchant acquirer, processor, and payment integrations powerhouse processing more than $93 billion in annual transaction volume for more than 160,000 merchants. Payroc offers best-in-class sales enablement and payment processing technology on a global scale, delivering proprietary, innovative, and full-service merchant acquiring solutions together with key card brand network payment sponsorship registrations. Payroc (through its subsidiaries) is a registered Visa third party processor, a Visa independent sales organization, a Mastercard third-party service provider, a Mastercard member service provider, a payment facilitator, an encryption support organization for Fifth Third Bank, National Association ("Fifth Third"), and, in Canada is registered with Peoples Trust Company, among many others.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties.
You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include: (i) the transactions contemplated by the definitive agreement (the “Transactions”) may not be completed in a timely manner or at all, because, among other reasons, conditions to the closing of the Transactions set forth in the definitive agreement may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the Transactions; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (iv) risks related to disruption of management’s attention from ongoing business operations; (v) post-closing risks related to the ancillary agreements to be entered into upon the closing of Transactions in accordance with the terms of the definitive agreement; and (vi) the Company’s ability to execute on its strategy and achieve its goals and other expectations after any completion of the Transactions, as well as the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission on February 21, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 10, 2024, and the Company’s other filings with the Securities and Exchange Commission.
Any forward-looking statement made by the Company in this press release speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
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i3 Verticals Enters Into Definitive Agreement

June 26, 2024

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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